SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) – January 5, 2007
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1960 E. Grand Avenue, Suite #560, El Segundo, California	90245

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 563-2355
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
          (b) Effective January 8, 2007, Mr. Mitchell I. Rosen will resign as the Chief Financial Officer of Bell Industries, Inc. (the “Company”) to pursue other opportunities. Mr. Rosen has agreed to remain an employee through January 26, 2007, after which he will remain as a consultant to the Company to assist in a transitional period pursuant to a Release and Amended Employment Agreement described in paragraph (e) below.
          (c) Effective January 8, 2007, the Board of Directors of the Company has appointed Kevin Thimjon as Chief Financial Officer. Mr. Thimjon, who is 40 years of age, previously served from 2004 as Division Chief Financial Officer, Systems Integration for Stanley Security Solutions, Inc., a division of The Stanley Works, an S&P 500 company. From 2002 until 2004, Mr. Thimjon served in various finance leadership roles for ISR Solutions, Inc., an integrator of sophisticated physical security solutions. Prior to that, from 1995 until 2001, Mr. Thimjon served in various finance leadership roles for U.S. Office Products Company, a multi-national supplier of office products and business services. Mr. Thimjon received his Bachelor of Arts in Accounting from Concordia College in 1988. Mr. Thimjon is a certified public accountant. Mr. Thimjon has no family relationships with any other director or executive officer of the Company. There are no transactions in which Mr. Thimjon has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     On January 5, 2007, the Company entered into an employment letter with Mr. Thimjon (the “Employment Letter”). The Employment Letter provides for his employment as Chief Financial Officer and Principal Financial Officer of the Company for a term of two years, beginning January 8, 2007, subject to certain termination rights. The Employment Letter provides that he will receive an annual base salary of $210,000, subject to annual review by the Company. In addition, Mr. Thimjon will be entitled to receive annual and other bonuses as may be determined in the sole discretion of the Company’s Compensation Committee.
     Pursuant to the Employment Letter, the Company has agreed to issue to Mr. Thimjon non-qualified stock options for 125,000 shares of the Company’s common stock. Such stock options will be granted on January 8, 2007, at a per share exercise price as follows: (i) options to purchase 50,000 shares at a per share exercise price equal to the fair market value of the shares on the date of grant, (ii) options to purchase 25,000 shares at a per share exercise price of $4.00, (iii) options to purchase 25,000 shares at a per share exercise price of $6.00, and (iv) options to purchase 25,000 shares at a per share exercise price of $8.00. Vesting will occur on the following schedule: 20% of options shall vest immediately, and an additional 20% of options shall vest each subsequent year until 100% of options are vested. In addition, Mr. Thimjon may be entitled, during the term of the Employment Letter, to receive additional options, at such exercise prices and other terms as the Compensation Committee of the Board may, in its sole and absolute discretion, determine.
     In the event Mr. Thimjon’s employment is terminated by the Company without “cause” (as such term is defined in the Employment Letter) or if Mr. Thimjon resigns for “good reason” (as such term is defined in the Employment Letter), the Company must pay him a severance amount equal to six months of his then current base annual salary, an additional 20% of any unvested stock options held by him will vest and shall remain exercisable with respect to the vested portion for a period of forty-five days and the Company must provide certain health insurance benefits for a period of time. In the event Mr. Thimjon’s employment is terminated by the Company without “cause” (as such term is defined in the Employment Letter) or if Mr. Thimjon resigns for “good reason” (as such term is defined in the Employment Letter) within 12 months of a “change of control” (as such term is defined in the Employment Letter), the Company must pay him a severance amount equal to one year of his then current base annual salary plus full annual bonus, all of the unvested stock options held by him will vest and shall remain exercisable with respect to the vested portion for a period of forty-five days and the Company must provide certain health insurance benefits for a period of time.
     The Employment Letter contains a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers) effective during the term of his employment and for one year after any termination of Mr. Thimjon’s employment.
     The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     (e) On January 5, 2007, the Company entered into a Release and Amended Employment Agreement with Mitchell I. Rosen, the Company’s Chief Financial Officer (the “Release Agreement”), pursuant to which Mr. Rosen will resign as the Company’s Chief Financial Officer, effective as of January 8, 2007. Mr. Rosen has agreed to release the Company from any and all claims arising from his employment and from his separation from the Company and to provide certain services to the Company until April 15, 2007, unless sooner terminated pursuant to the Release Agreement. Until January 26, 2007, Mr. Rosen will be retained by the Company as a full-time employee to serve as an advisor to the Chief Executive Officer, for which he will be paid his current base salary (at the level of $170,000 annually) on a pro rata basis. From January 27, 2007 through April 15, 2007, Mr. Rosen will make himself available to the Company as a consultant on an as needed basis, not to exceed 10 hours per month without the mutual consent of Mr. Rosen and the Company. Provided Mr. Rosen complies with the terms of the Release Agreement, the Company will provide Mr. Rosen with a lump sum payment equal to eight months of Mr. Rosen’s base salary by February 2, 2007. Following completion of the consulting period and by April 20, 2007, the Company will provide Mr. Rosen with a bonus of $60,000 ($35,000 of which has been previously paid by the Company to Mr. Rosen). Mr. Rosen will also be entitled to the continuation of certain health care coverage until January 31, 2008, subject to termination in the event Mr. Rosen becomes eligible to receive group health insurance coverage under another employer’s plan.
     The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Release Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events.
     On January 5, 2007, the Company issued a press release announcing the hiring of Kevin Thimjon as the Company’s new Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.1-	Employment Letter, dated as of January 5, 2007, between Bell Industries, Inc. and Kevin Thimjon.

10.2-	Release and Amended Employment Agreement, dated as of January 5, 2007, between Bell Industries, Inc. and Mitchell I. Rosen.

99.1-	Press Release, dated January 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: January 8, 2007	By:	/s/ John A. Fellows
	Name:	John A. Fellows
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Letter, dated as of January 5, 2007, between Bell Industries, Inc. and Kevin Thimjon.

10.2	Release and Amended Employment Agreement, dated as of January 5, 2007, between Bell Industries, Inc. and Mitchell I. Rosen.

99.1	Press Release, dated January 5, 2007.